                                                                    Exhibit 23.1


                     CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 24, 1998 (except Note 12, as to which the date is January 28, 1999) in Amendment No. 2 to the Registration Statement (Form S-4 No. 333-64675) and related Prospectus of Globe Manufacturing Corp. for the registration of $150,000,000 of its 10% Senior Subordinated Notes due 2008, Series B.

                                          /s/ Ernst & Young LLP

                                          Ernst & Young LLP

Providence, Rhode Island

February 1, 1999